UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 16, 2009, the stockholders of Websense, Inc. (the “Company”) approved the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) as a successor to and continuation of the Company’s Amended and Restated 2000 Stock Incentive Plan and the Company’s 2007 Stock Incentive Assumption Plan. The description of the 2009 Plan set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2009 is incorporated herein by reference in response to this Item.

The 2009 Plan provides for the grant or award of various equity incentives to the Company’s employees, directors and consultants, including the following: (i) stock options granted pursuant to a stock option agreement, the form of which is filed herewith as Exhibit 10.2; (ii) restricted stock units granted pursuant to a restricted stock unit award agreement, the form of which is filed herewith as Exhibit 10.3; (iii) stock options granted to the Company’s directors under the Company’s non-discretionary grant program pursuant to a stock option agreement, the form of which is filed herewith as Exhibit 10.4; (iv) restricted stock units granted to the Company’s directors under the Company’s non-discretionary grant program pursuant to a non-discretionary restricted stock unit award agreement, the form of which is filed herewith as Exhibit 10.5; and (v) the early exercise of awards granted to the Company’s directors under the Company’s non-discretionary stock option grant program pursuant to an early exercise stock purchase agreement, the form of which is filed herewith as Exhibit 10.6.

This description of the 2009 Plan is qualified in its entirety by reference to the complete text of the 2009 Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 16, 2009, the Company’s stockholders approved an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to declassify the Company’s Board of Directors (the “Board”). Article VI of the Company’s prior Amended and Restated Certificate of Incorporation divided the Board into three classes, with each class elected for a three year term, staggered so that approximately one third of the directors stood for election at each annual meeting of the Company’s stockholders. Article VI of the Restated Certificate eliminates the classification of the Board and requires all directors to stand for election at each annual meeting of the Company’s stockholders. Contingent and effective upon the adoption by the Company’s stockholders of the Restated Certificate, the Board approved an amendment to section 3.1 of the Company’s Amended and Restated Bylaws to conform to the change in the Restated Certificate regarding declassifying the Board.

Also on June 16, 2009, the Company’s stockholders approved amendments to the Company’s Amended and Restated Bylaws to eliminate all supermajority voting requirements for stockholders to amend the Company’s bylaws. The amendments alter section 3.2 of the Company’s Amended and Restated Bylaws to require only a majority vote of the stockholders to fix the number of directors on the Board and eliminate section 10(b) which had previously required 66 2/3% of the voting power of the Company’s outstanding stock to amend certain sections of the Company’s bylaws.

This description of the Restated Certificate and the amendments to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Restated Certificate and the Amended and Restated Bylaws, as amended and restated, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Websense, Inc.

3.2	Amended and Restated Bylaws of Websense, Inc.

10.1	Websense, Inc. 2009 Equity Incentive Plan.

10.2	Form of Option Agreement for with the 2009 Equity Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement for the 2009 Equity Incentive Plan.

10.4	Form of Option Agreement for Directors for the Non-Discretionary Grant Program of the 2009 Equity Incentive Plan.

10.5	Form of Non-Discretionary Restricted Stock Unit Award Agreement for Directors for the 2009 Equity Incentive Plan.

10.6	Form of Early Exercise Stock Purchase Agreement for the Non-Discretionary Option Grant Program for Directors for the 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: June 19, 2009	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Websense, Inc.

3.2	Amended and Restated Bylaws of Websense, Inc.

10.1	Websense, Inc. 2009 Equity Incentive Plan.

10.2	Form of Option Agreement for the 2009 Equity Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement for the 2009 Equity Incentive Plan.

10.4	Form of Option Agreement for Directors for the Non-Discretionary Grant Program of the 2009 Equity Incentive Plan.

10.5	Form of Non-Discretionary Restricted Stock Unit Award Agreement for Directors for the 2009 Equity Incentive Plan.

10.6	Form of Early Exercise Stock Purchase Agreement for the Non-Discretionary Option Grant Program for Directors for the 2009 Equity Incentive Plan.